UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2019

VEREIT, INC.
VEREIT OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, 9th Floor
Phoenix,	AZ	85016
(Address of principal executive offices, including zip code)

(800)	606-3610
(Registrant’s telephone number, including area code)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class:		Trading symbol(s):	Name of each exchange on which registered:
Common Stock	$0.01 par value per share (VEREIT, Inc.)	VER	New York Stock Exchange
6.70% Series F Cumulative Redeemable Preferred Stock	$0.01 par value per share (VEREIT, Inc.)	VER PF	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VEREIT, Inc.		VEREIT Operating Partnership, L.P.
Emerging growth company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
VEREIT, Inc. ☐ VEREIT Operating Partnership, L.P. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 4, 2019, the operating partnership of VEREIT, Inc., a Maryland corporation (“VEREIT”), VEREIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership” and together with VEREIT, the “Company”), closed its previously announced senior note offering, consisting of $600 million aggregate principal amount of the Operating Partnership’s 3.10% Senior Notes due 2029 (the “Notes”). The Notes were offered at 98.842% of the principal amount thereof.
The Operating Partnership intends to use the proceeds from the offering of the Notes, together with borrowings under its revolving credit facility or cash on hand, to (i) fund the redemption of all of the Operating Partnership’s 4.125% Senior Notes due 2021, (ii) make a distribution to VEREIT to fund the purchase of a portion of VEREIT’s 3.75% Convertible Senior Notes due 2020 before maturity, (iii) make a distribution to VEREIT to fund the redemption of $200.0 million of VEREIT’s 6.70% Series F Cumulative Redeemable Preferred Stock, and/or (iv) pay fees and expenses related to the foregoing and the offering of the Notes.

Pending application of the proceeds as described above, the Operating Partnership intends to use the net proceeds from the offering to reduce revolving loans under its revolving credit facility or invest in short-term interest-bearing accounts and securities as is consistent with VEREIT’s intention to maintain its qualification for taxation as a real estate investment trust, including, for example, government and governmental agency securities, certificates of deposit and bank deposits.

Indenture for the Notes

The Operating Partnership issued the Notes pursuant to (1) an Indenture, dated as of February 6, 2014, by and among the Operating Partnership (f/k/a ARC Properties Operating Partnership, L.P.), VEREIT (f/k/a American Realty Capital Properties, Inc.), certain other parties named therein and U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”) and (2) an Officer’s Certificate, dated as of December 4, 2019, amending and supplementing the Base Indenture and establishing the terms of the Notes (the “Series Officer’s Certificate” and together with the Base Indenture, the “Indenture”). The Notes mature on December 15, 2029 and bear interest at a rate of 3.10% per year. Interest on the Notes is payable on June 15 and December 15 of each year, beginning on June 15, 2020.

The Operating Partnership may redeem the Notes of any series at any time, and from time to time, at a redemption price of 100% of the principal amount of the Notes redeemed, plus a “make-whole” redemption premium described in the Indenture, together with accrued and unpaid interest to, but not including, the redemption date, except that if the Notes are redeemed 90 or fewer days prior to their maturity, the redemption price will be 100% of the principal amount of the Notes redeemed, together with accrued and unpaid interest to, but not including, the redemption date.

The Notes are guaranteed on a senior unsecured basis by VEREIT. The Notes and the guarantee are the senior unsecured obligations of the Operating Partnership and VEREIT, respectively, and rank pari passu in right of payment with all of the senior indebtedness of the Operating Partnership and VEREIT, respectively, and senior in right of payment to all of the subordinated indebtedness of the Operating Partnership and VEREIT, respectively. The Notes and the guarantee are effectively subordinated to the future secured indebtedness of the Operating Partnership and VEREIT, respectively, to the extent of the value of the assets securing such indebtedness. The Notes will not initially be guaranteed by any of the Company’s subsidiaries, and, therefore the Notes will initially be structurally subordinated to all liabilities of VEREIT’s subsidiaries (other than the Operating Partnership).

The Indenture contains covenants limiting, among other things, the ability of the Company and its subsidiaries to incur additional debt and use their assets to secure debt and the ability of the Company to merge or consolidate with another company. The Indenture also requires the Company to maintain a specified ratio of unencumbered assets to unsecured debt. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

Events of default under the Indenture include the following with respect to a series of Notes: default for 30 days in the payment when due of interest on the Notes of such series; default in the payment when due of the principal of, or premium, if any, on the Notes of such series; failure to comply with certain covenants in the Indenture with respect to such series for 60 days after the receipt of notice from the Trustee or holders of 25% in aggregate principal amount of the Notes of such series; cessation of the guarantee of any guarantor required by the Indenture; acceleration or payment default of recourse debt of VEREIT or any of its subsidiaries in excess of a specified amount; and certain events of bankruptcy or insolvency. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to VEREIT, the Operating Partnership or a subsidiary of VEREIT that is a “significant subsidiary” of VEREIT, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the Trustee or holders of 25% in aggregate principal amount of the Notes may declare all of the Notes to be due and payable immediately.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Base Indenture and the Series Officer’s Certificate (including the form of Note attached thereto), which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of February  6, 2014, by and among VEREIT Operating Partnership, L.P. (f/k/a ARC Properties Operating Partnership, L.P.), VEREIT, Inc. (f/k/a American Realty Capital Properties, Inc.), certain other parties named therein and U.S. Bank National Association, as trustee (the “Trustee”) (incorporated by reference to VEREIT, Inc.’s Current Report on Form 8-K (File No. 001-35263) filed on February 7, 2014)

4.2	Officer’s Certificate, dated as of December 4, 2019
4.3	Form of Note (included in Exhibit 4.2 above)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEREIT, INC.

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

Dated: December 4, 2019